EXHIBIT 10.17

AMENDMENT NUMBER 2
TO THE
OCCIDENTAL PETROLEUM CORPORATION
SUPPLEMENTAL RETIREMENT PLAN II
Effective as of January 1, 2005
Amended and Restated as of November 1, 2008

The Occidental Petroleum Corporation Supplemental Retirement Plan II (Effective as of January 1, 2005  Amended and Restated as of November 1, 2008) (“Plan”) is hereby amended effective as of January 1, 2010 as follows:

1.	Section 2.1(d), relating to the definition of “Annual Bonus Paid,” is amended in its entirety to read as follows:

(d)
“Annual Bonus Paid” means up to the first $100,000 of bonus paid to a Participant, who is not a “named executive officer”, as that term is defined in Regulations S-K under the Securities Exchange Act of 1934 (17 CFR §229.402(a)(3)), during the Plan Year under a regular annual incentive compensation plan, such as the Company's Variable Compensation Program or Incentive Compensation Program (but excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus).  For avoidance of doubt, “Annual Bonus Paid” means no more than $100,000 of bonus paid to a Participant, who is not a “named executive officer”, as that term is defined in Regulations S-K under the Securities Exchange Act of 1934 (17 CFR §229.402(a)(3)), during the Plan Year under any one or more regular annual incentive compensation plan.

2.	Section 4.3(a)(1), relating to the “Eligibility” for “Allocations Relating to the Deferred Compensation” and the “Retirement Plan” is amended in its entirety to read as follows:

(1)
Eligibility. An Employee who is a participant in the Retirement Plan and eligible to participate in the Deferred Compensation Plan for the Plan Year shall be provided the allocation for the Plan Year specified in paragraph (2).  However, notwithstanding anything to the contrary, an Employee of New Eastport Services, LLC and its affiliates is not eligible to receive an allocation for the Plan Year specified in paragraph (2).

	3.	Section 4.3(b)(1), relating to the “Eligibility” for “Allocations Relating to the Deferred Compensation” and the “Savings Plan” is amended in its entirety to read as follows:

(1)
A Participant who is eligible to participate in the Savings Plan and makes a deferral election under the Deferred Compensation Plan for the Plan Year shall be provided the allocation for the Plan Year specified in paragraph (2).  However, notwithstanding anyting to the contrary, an Employee of New Eastport Services, LLC and its affiliates is not eligible to receive an allocation for the Plan Year specified in paragraph (2).

4.	Except as amended above, the Plan as in effect prior to this amendment shall continue unchanged.

* * * * * * *

In Witness Whereof, the Company has caused this amendment to be adopted on its behalf by the unanimous action of the Pension and Retirement Plan Administrative Committee this ____ day of _______________, 2009.

Occidental Petroleum Corporation
Pension and Retirement Plan
Administrative Committee

Martin A. Cozyn

James M. Lienert

Roy Pineci

Laura B. Reider

Daniel S. Watts